Exhibit 10.4
SECURITY AGREEMENT
     This Security Agreement (this “Agreement”) is made as of August 14, 2008, by and among Lime Energy Co., a Delaware corporation (the “Debtor”), and Richard P. Kiphart (“Kiphart”) and Advanced Biotherapy, Inc. (“ADVB” and together with Kiphart, the “Secured Parties,” and each, a “Secured Party”).
Explanatory Statement
     Debtor has agreed to grant to Secured Parties a security interest in the Debtor’s assets to secure the payment and performance of the obligations in connection with (i) that certain Second Amended and Restated Revolving Line of Credit Promissory Note made by the Debtor in favor of Kiphart (“Kiphart Note”) and (ii) that certain Second Amended and Restated Revolving Line of Credit Note made by Debtor to ADVB (the “ADVB Note” and together with the Kiphart Note, the “Notes”), each dated as of the date hereof.
     NOW, THEREFORE, based on the premises and agreements set forth herein, intending to be legally bound, and to secure the payment of an indebtedness equal to the aggregate principal amount of the Notes, plus accrued interest, as detailed in the Notes, the parties hereto agree as follows:
     1. (a) Definitions. As used herein, the capitalized terms set forth in bold below shall have the following meanings:
          “Collateral” shall mean all right, title and interest of the Debtor in and to (a) all Accounts, (b) all Instruments, (c) all Inventory, (d) all General Intangibles, (e) all Equipment, (f) any and all Proceeds, (g) all contract rights, (h) all computer software, and (i) all right, title and interest in and to any and all other assets and property of the Debtor to secure the Obligations, but shall not include any Equipment or other Collateral obtained or acquired or to be obtained or acquired by the Debtor on a lease financing basis.
          “Obligations” shall mean the payment obligations of the Debtor under the Notes.
          “Permitted Liens” shall mean: (a) the liens and security interests of the Senior Lenders; (b) the liens and security interests of the Secured Parties hereunder; (c) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (d) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (e) purchase money liens or purchase money security interests upon or in any property acquired or held by Debtor in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement; (f) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by Secured Parties in writing; and (g) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Debtor’s assets.
          “Senior Lenders” shall mean each of American Chartered Bank and any commercial lender which provides financing to Debtor.
          “Senior Lien” shall mean liens made in favor of the Senior Lenders by Debtor.

          “UCC” shall mean the Uniform Commercial Code as in effect in the State of Illinois from time to time.
     (b) Incorporation of UCC Terms. Except as specifically defined in this Agreement, all words, terms and/or phrases used in this Agreement shall be defined by the applicable definition ascribed thereto in Article 9 of the UCC, which definitions are incorporated herein by reference as if fully set forth herein, including: , “Accounts”, “Documents”, “Equipment”, “General Intangibles”, “Goods”, “Instruments”, “Inventory” and “Proceeds”. If a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term shall have the meaning ascribed to such term in Article 9.
     2. Grant of Security Interest. The Debtor hereby grants and conveys to the Secured Parties a continuing perfected security interest in and a lien upon all of the Debtor’s right, title and interest in, to and under the Collateral, whether presently existing or hereafter created or acquired, and all products and proceeds for the foregoing to secure the payment and performance of Debtor’s obligations under the Notes. Nothing in this Agreement shall be deemed to constitute an assumption or acceptance by either Secured Party of any of the obligations or the Debtor under any of the Collateral or any contract or agreement for purchase, sale, lease or disposition of the Collateral, and Debtor hereby specifically confirms and acknowledges that it shall remain liable for any obligations it may have under or in respect of any of the Collateral and agree to indemnify the Secured Parties and hold the Secured Parties harmless against any such liability or obligation.
     3. Continuing Security Interest. This Agreement creates a continuing perfected security interest in and lien upon the Collateral and shall: (a) remain in full force and effect until all Obligations have been paid in full or otherwise discharged; (b) be binding upon the Debtor and its successors, permitted transferees and permitted assigns; and (c) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of each Secured Party and their respective successors, transferees and assigns. Upon the payment in full of all Obligations, the security interest and lien granted hereunder shall terminate and all rights to the Collateral shall revert to the Debtor. Upon such termination, the Secured Parties will execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.
     4. Representations, Warranties and Covenants. The Debtor represents, warrants, covenants and agrees as follows:
     (a) Debtor is the sole legal and beneficial owner of each item of the Collateral, having good and marketable title thereto, free and clear of any and all liens, charges, encumbrances, taxes and assessments other than the Permitted Liens.
     (b) The execution, delivery and performance of this Agreement and the endorsement and delivery of the Collateral does not and will not contravene or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to the Debtor, or result in a breach of or constitute a default (with or without the giving of notice or the lapse of time, or both) under any indenture or any other agreement to which the Debtor is a party, or by which the Debtor or any of the Debtor’s property may be bound or affected.
     (c) Debtor shall pay and perform all of the obligations secured by this Agreement according to their terms.

     (d) Debtor shall defend the title to the Collateral against all persons and against all claims and demands whatsoever, which Collateral is free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments, except for the Permitted Liens.
     (e) Debtor shall do the following: (i) furnish any further assurances of title reasonably requested by a Secured Party; (ii) execute any written agreement or do any other acts reasonably necessary to effectuate the purposes and provisions of the Agreement; (iii) execute any instrument or statement required by law in order to perfect or continue the security interest of the Secured Parties in the Collateral; and (iv) pay all costs of filing in connection therewith.
     (f) Debtor shall keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments other than the Permitted Liens.
     (g) Debtor shall pay, when due, all taxes, assessments and license fees relating to the Collateral unless such taxes and/or assessments are being contested by Debtor in good faith.
     (h) The Debtor has the full corporate right and authority to enter into this Agreement and to pledge the Collateral in accordance with the terms hereof.
     (i) Except for the filing of financing statements with the Secretary of State for the State of Illinois under the UCC, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (1) for the grant by the Debtor or the effectiveness of the security interest and lien granted hereby or for the execution, delivery and performance of this Agreement by the Debtor, or (2) for the perfection of or the exercise by the Secured Parties of any of their rights and remedies hereunder.
     5. Waiver. Waiver of, or acquiescence in, any default by the Debtor, or failure of a Secured Party to insist upon strict performance by the Debtor of any warranties or agreements in this Agreement, shall not constitute a waiver of any subsequent or other default or failure.
     6. Debtor Remains Liable. Anything herein to the contrary notwithstanding (a) the Debtor shall remain liable under any agreements which have been (in whole or in part) pledged or assigned herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Parties of any of the rights hereunder shall not release the Debtor from any of its respective duties or obligations under any such agreements, and (c) no Secured Party shall have any obligation or liability under any such agreements by reason of this Agreement, nor shall either Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     7. Governing Statute. The UCC shall govern the rights, duties and remedies of the parties and any provisions herein declared invalid under any law shall not invalidate any other provision or this Agreement.
     8. Remedies Upon Default.
     (a) Upon any Event of Default (as defined in the Notes), the Obligations secured by this Agreement shall immediately become due and payable in full without notice or demand and the Secured Parties shall have all the rights, remedies and privileges with respect to the retention and sale of the Collateral and disposition of the proceeds thereof as are accorded by the applicable sections of the Uniform Commercial Code respecting “Default.”

     (b) Upon any Event of Default, the Debtor shall assemble all materials relevant to the Collateral and make it available to the Secured Parties at the place and at the time designated in the demand. The proceeds of all sales and collections of the Collateral shall be applied as follows:
     (i) to the payment of costs and expenses of such sales and collections incurred by Secured Parties;
     (ii) any surplus then remaining to the payment of unpaid interest under the Notes;
     (iii) any surplus remaining to the payment of the unpaid principal of the Notes;
     (iv) to the payment of any other amounts required by applicable law, including without limitation, the UCC; and
     (v) any surplus then remaining shall be paid over (subject to the rights of third parties) to the Debtor or for its account. The Debtor shall remain liable for any deficiency resulting from the sale of the Collateral and shall pay any such deficiency forthwith on demand.
     9. Subordination. The security interest in the Collateral described in Section 2 is hereby expressly subordinated to the any lien now or hereafter granted to the Senior Lenders by Debtor or by law, notwithstanding the date, order or method of attachment or perfection of any such Senior Liens or the provisions of any applicable law.
     10. Termination. This Agreement shall terminate upon payment of all indebtedness and performance of all obligations under the Notes, and each Secured Party shall execute and deliver to the Debtor a UCC-3 financing statement terminating the lien of such Secured Party on the Collateral.
     11. Miscellaneous.
     (a) This Agreement shall bind and inure to the benefit of the respective parties hereto, and their legal representatives, successors and assigns.
     (b) This Agreement may be modified or amended only by a writing signed by the Debtor and each Secured Party.
     (c) All notices, requests, demands, claims and other communications hereunder (“Notices”) shall be in writing. Any Notice hereunder shall be deemed duly given (i) upon receipt if delivered in person; (ii) upon the third business day after being sent if sent by registered or certified mail, return receipt requested with postage thereon prepaid; or (iii) on the next business day if sent by Federal Express or similar overnight courier service; in each case addressed to the intended recipient as set forth below (or to such other address as the intended receipt may request by way of Notice delivered in accordance with this Section):
If to the Debtor, to:
Lime Energy Co.
1280 Landmeier Road

Elk Grove Village, IL 60007
Attention: Chief Financial Officer
With a copy to:
Reed Smith LLP
10 S. Wacker Drive
Chicago, IL 60606
Attention: Evelyn Arkebauer
If to the Kiphart:
Richard P. Kiphart
William Blair &Co.
222 W. Adams Street
Chicago, IL 60606
If to ADVB:
Advanced Biotherapy, Inc.
227 W. Monroe Steet
Suite 2900
Chicago, IL 60606
Attention: Chief Executive Officer
     (d) This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Illinois, as applied to contracts made and to be performed in that state, without regard to conflicts of law principles.
          (e) This Agreement may be signed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same agreement.
[Signatures on following page]

     IN WITNESS WHEREOF, the undersigned have executed this Security Agreement effective as of the date first set forth above.

DEBTOR:

LimeEnergy Co.

By:	/s/ Jeffrey Mistarz

Name:	Jeffrey Mistarz
Title:	Chief Financial Officer

SECURED PARTIES

Richard P. Kiphart

/s/ Richard Kiphart

Advanced Biotherapy, Inc.

By:	/s/ Christopher W. Capps

Name:	Christopher W. Capps

Title:	President